UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 13, 2015

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803 (Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On May 13, 2015, the stockholders of Veeco Instruments Inc. (“Veeco”) elected Susan Wang, age 64, to Veeco’s Board of Directors and reelected Richard A. D’Amore and Keith D. Jackson to the Board.  Ms. Wang served as Executive Vice President and Chief Financial Officer of Solectron Corporation, a worldwide provider of electronics manufacturing services, until her retirement from Solectron in 2002. She joined Solectron as Director, Finance, in 1984 and served as CFO beginning in 1989.  Prior to joining Solectron, Ms. Wang held financial and managerial positions at Xerox Corporation, Westvaco Corporation and Price Waterhouse & Co.  She has served on several public and private company boards, and currently serves on the board of Cirrus Logic, Inc., a supplier of high-precision analog and digital signal processing components, and on the boards of Nektar Therapeutics and Premier, Inc., two healthcare-related companies.  In addition, within the past five years, Ms. Wang served on the boards of Altera Corporation, a programmable semiconductor company, RAE Systems, Inc., a developer of sensory technology for hazardous materials, and Suntech Power Holdings Co., Ltd., a solar energy company.

Over the course of her career, Ms. Wang has played an integral role in several significant and complex governance matters, and has served on the audit committee, including serving as audit committee chair, on several of the boards she has joined.  She has extensive expertise in financial, operational and strategic matters, together with a wealth of senior management and public and private board experience.

In connection with Ms. Wang’s appointment, the Board voted to increase the size of the Board from seven to eight directors.  The Board also appointed Ms. Wang to the Audit Committee.  In connection with her appointment, the Board determined that Ms. Wang is “independent,” “financially literate” and an “Audit Committee Financial Expert” under applicable SEC and Nasdaq rules.  Consistent with Veeco’s director compensation policy, Ms. Wang was granted 3,854 restricted shares of Veeco common stock, the restrictions on which will lapse on the earlier of the first anniversary of the grant date and the date immediately preceding the 2016 Annual Meeting of Stockholders.

Veeco also entered into its standard form of indemnification agreement with Ms. Wang on substantially the same terms as those entered into with our other directors and executive officers.

The stockholders also reelected Richard A. D’Amore and Keith D. Jackson to the Board

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 13, 2015, Veeco held its 2015 annual meeting of stockholders.  The matters voted on at the meeting were:  (1) the election of three directors:  Richard A. D’Amore, Keith D. Jackson and Susan Wang; (2) an advisory vote on executive compensation; and (3) ratification of the Board’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  These matters are described in detail in the Company’s proxy statement for the meeting, which was filed with the Securities and Exchange Commission on March 30, 2015.

As of the record date for the meeting, there were 40,362,225 shares of common stock outstanding, each of which was entitled to one vote with respect to each of the matters voted on at the meeting.  Each of the directors up for election was elected and each of the other matters was approved by the required number of votes on each such matter.  The terms of each of the following directors continued after the meeting:  Edward H. Braun, Gordon Hunter, Roger D. McDaniel, John R. Peeler and Peter J. Simone.

The final voting results were:

Matter	For	Withheld	Broker Non-votes
1. Election of Directors
(a) Richard A. D’Amore	32,326,274	513,579	2,667,661
(b) Keith D. Jackson	32,466,655	373,198	2,667,661
(c) Susan Wang	32,470,062	369,791	2,667,661

Matter	For	Against	Abstained	Broker Non-votes
2. Approval of the advisory vote on executive compensation	31,344,939	1,431,926	62,986	2,667,663

Matter	For	Against	Abstained	Broker Non-votes
3. Ratification of the appointment of KPMG LLP	35,438,663	58,785	10,066	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

May 18, 2015	By:	/s/ Gregory A. Robbins
Gregory A. Robbins
Senior Vice President and General Counsel